Investor Contact: Dave Crawford
Avanos Medical, Inc.
470-448-5177
Investor.Relations@Avanos.com

Media Contact: Elizabeth Volpe
Brunswick Group
212-333-3810
Avanos@BrunswickGroup.com

Avanos Medical, Inc. Announces Fourth Quarter and Full-Year 2019 Results,
Provides 2020 Outlook

ALPHARETTA, Ga., Feb. 25, 2020/PRNewswire/ -- Avanos Medical, Inc. (NYSE: AVNS) today reported fourth quarter and full-year 2019 results.

“I am pleased we ended the year with a strong fourth quarter and made progress in addressing implementation challenges from our new IT system,” stated Joe Woody, Avanos’ chief executive officer. “We saw continued momentum this quarter in Interventional Pain driven by COOLIEF and our market-leading Chronic Care business, which drove our solid performance. Over the course of the year, we executed on a number of our strategic initiatives, including deploying capital to enhance our portfolio with three tuck-in acquisitions, investing for growth and driving operational efficiencies.”

Woody continued, “Alongside Michael Greiner, who recently joined as CFO, I’m looking forward to delivering on our 2020 priorities of accelerating top-line growth, gaining efficiencies from our IT system, integrating our recent acquisitions and driving positive free cash flow. With a challenging year behind us, I am confident we are well-positioned to achieve these goals and generate value for shareholders."

2019 Financial Highlights

•	Fourth quarter net sales totaled $190 million, a 12 percent increase from the prior year. For the year, net sales increased 7 percent to $698 million.

•
Net loss for the fourth quarter was $6 million, compared to net loss of $2 million in the prior year. Adjusted net income for the quarter totaled $16 million, compared to $14 million a year ago. For the year, net loss totaled $46 million, compared to net income of $58 million in the prior year. On an adjusted basis, net income for 2019 was $51 million, compared to $91 million in the prior year.

•	Fourth quarter diluted earnings per share were $(0.13), compared to $(0.05) a year ago. 2019 diluted earnings per share were $(0.96), compared to $1.22 in the prior year.

•	Adjusted diluted earnings per share were $0.34, compared to $0.30 in the prior year. For the year, adjusted diluted earnings per share totaled $1.07, compared to $1.93 in 2018.

Operational and Business Highlights

•	The Company strengthened its leadership with the recent appointment of Michael Greiner, as senior vice president and chief financial officer.

•
On Feb. 22, the U.S. Food and Drug Administration (FDA) cleared for marketing the new, 80-Watt COOLIEF Radiofrequency System for neurological lesion procedures. This new, high-performance Generator enables physicians to perform a full spectrum of procedures.

•
The company reported the 12-month results from its clinical trial comparing COOLIEF to hyaluronic acid (HA) in the management of OA knee pain, at the 18th Annual Pain Medicine Meeting of the American Society of Regional Anesthesia and Pain Medicine. Prior reporting had demonstrated that study participants who received COOLIEF experienced superior pain relief at the 6-month timepoint, compared to an HA injection. These recently reported results demonstrated that majority of study participants who received COOLIEF experienced clinically relevant pain relief that extended up to 12-months.

•
The 24-month data from the Company's clinical trial comparing COOLIEF to steroid injection was published in the medical journal Pain Practice. Previous timepoints of this study showed that COOLIEF was superior to steroids in pain relief. The newly published data demonstrates that up to 2-years of pain relief is possible following a single COOLIEF treatment.

Fourth Quarter 2019 Operating Results
Net sales totaled $190 million, a 12 percent increase compared to the prior year. Organic sales volume increased 4 percent and NeoMed and Summit aided growth by 7 percent. Product price and mix were even compared to the prior year. Continued solid demand in Interventional Pain from COOLIEF along with growth in Respiratory Health and Digestive Health drove performance.

Gross margin was 58 percent compared to 59 percent a year ago. Adjusted gross margin was 60 percent, even compared to the prior year, as this quarter's cost savings were offset by the impact of lower gross margins from recent acquisitions.

Operating loss was $3 million compared to a loss of $8 million in 2018. On an adjusted basis, operating profit was $26 million, compared to $20 million a year ago, driven by higher sales volume.

Adjusted EBITDA for the quarter was $31 million, compared to $22 million in the prior year.

Full-Year 2019 Operating Results
Net sales increased 7 percent to $698 million, compared to 2018. Organic sales volume increased 2 percent and Game Ready, NeoMed and Summit bolstered growth by 7 percent. Volume growth was partially offset by l percent unfavorable product price and mix. Performance was driven by increased demand in Interventional Pain from COOLIEF, Digestive Health and Respiratory Health. As expected, Acute Pain's performance was affected by the industry-wide pre-filler disruption and drug shortage.

Gross margin was 58 percent compared to 60 percent in 2018. Adjusted gross margin was 60 percent, which reflects the net impact from cost savings that were offset by the impact of the third quarter IT implementation and acquisitions that had a lower gross margin profile, compared to 61 percent last year.

Operating loss was $56 million compared to income of $1 million in the prior year. On an adjusted basis, operating profit totaled $76 million compared to $62 million in 2018, which includes $37 million of costs previously allocated to the Surgical and Infection Prevention (S&IP) business. Volume growth was partially offset by increased investment for growth and lower gross margin.

Year-to-date, adjusted EBITDA totaled $93 million, compared to $144 million in the prior year.

Cash Flow and Balance Sheet
Cash from operations less capital expenditures, or free cash flow, for the quarter was an outflow of $11 million compared to an outflow of $25 million a year ago. For the year, free cash flow was an outflow of $125 million, compared to an outflow of $195 million in the prior year. The outflow was primarily due to a net loss, capital expenditures and an increase in working capital related to the IT implementation.

At year-end 2019, the company’s cash balance was $205 million, compared to $385 million at year-end 2018. Total debt at the end of the fourth quarter totaled $248 million, consisting of unsecured notes, even compared to year-end 2018.

2020 Key Planning Assumptions
The company expects 2020 net sales to increase 5 to 7 percent, on a constant currency basis, compared to 2019 and earn between $1.00 and $1.20 of adjusted diluted earnings per share. This outlook reflects certain key assumptions, which are listed below:

•	The Company expects the foreign currency translation impact to be even compared to the prior year.

•	The adjusted effective tax rate is anticipated to be between 25 and 27 percent.

Non-GAAP Financial Measures
This press release and the accompanying tables include the following financial measures that have not been calculated in accordance with accounting principles generally accepted in the U.S., or GAAP, and are therefore referred to as non-GAAP financial measures:

•	Adjusted net income

•	Adjusted diluted earnings per share

•	Adjusted gross and operating profit

•	Adjusted effective tax rate

•	Adjusted EBITDA

•	Free cash flow

These non-GAAP financial measures exclude the following items, as applicable, for the relevant time periods as indicated in the accompanying non-GAAP reconciliations to the comparable GAAP financial measures:
• Expenses associated with restructuring activities, including IT-related charges.

•	Expenses associated with the divestiture of the S&IP business.

•	The gain on sale and associated expenses related to the divestiture of the S&IP business.

•	Expenses associated with the amortization of intangible assets associated with prior business acquisitions.

• The positive or negative effect of changes in currency exchange rates during the year.
• Expenses associated with certain litigation matters.

•	Certain acquisition and integration charges related to the acquisition of Game Ready, NeoMed, Summit Medical, and Endoclear LLC.
• Benefit associated with regulatory tax reform.
The company provides these non-GAAP financial measures as supplemental information to our GAAP financial measures. Management and the company’s Board of Directors use net sales on a constant currency basis, adjusted net income, adjusted diluted earnings per share, adjusted operating profit, adjusted EBITDA, and free cash flow to (a) evaluate the company’s historical and prospective financial performance and its performance relative to its competitors, (b) allocate resources and (c) measure the operational performance of the company’s business units and their managers. Management also believes that the use of an adjusted effective tax rate provides improved insight into the tax effects of our ongoing business operations.

Additionally, the Compensation Committee of the company’s Board of Directors will use certain of the non-GAAP financial measures when setting and assessing achievement of incentive compensation goals. These goals are based, in part, on the company’s net sales on a constant currency basis and adjusted EBITDA, which will be determined by excluding certain items that are used in calculating these non-GAAP financial measures.

Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the attached financial tables.

Conference Call Webcast
Avanos Medical, Inc. will host a conference call today at 9 a.m. ET. The conference call can be accessed live over the internet at https://avanos.investorroom.com or via telephone by dialing 877-240-5772 in the United States. A replay of the call will be available at noon ET today by calling 877-344-7529 in the United States and entering passcode 10139153. A webcast of the call will also be archived in the Investors section on the Avanos website.

About Avanos Medical, Inc.
Avanos Medical (NYSE: AVNS) is a medical device company focused on delivering clinically superior breakthrough solutions that will help patients get back to the things that matter. Headquartered in Alpharetta, Georgia, Avanos is committed to creating the next generation of innovative healthcare solutions which will address our most important healthcare needs, such as reducing the use of opioids while helping patients move from surgery to recovery. Avanos develops, manufactures and markets its recognized brands in more than 90 countries. For more information, visit www.avanos.com.

Forward-Looking Statements
This press release contains information that includes or is based on “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on the current plans and expectations of management and are subject to various risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in such statements. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can generally be identified by the use of words such as “may”, “believe”, “will”, “expect”, “project”, “estimate”, “anticipate”, “plan”, or “continue” and similar expressions, among others. Such factors include, but are not limited to: weakening of economic conditions that could adversely affect the level of demand for our products; pricing pressures generally, including cost-containment measures that could adversely affect the price of or demand for our products; shortage in drugs used in our Acute Pain products or other disruptions in our supply chain, including potential disruptions resulting from the outbreak of pandemics; S&IP separation execution and IT implementation; changes in foreign exchange markets; legislative and regulatory actions; unanticipated issues arising in connection with clinical studies and otherwise that affect U.S. Food and Drug Administration approval of new products; changes in reimbursement levels from third-party payors; a significant increase in product liability claims; the impact of investigative and legal proceedings and compliance risks; the impact of the federal legislation to reform the United States healthcare system; changes in financial markets; and changes in the competitive environment. Additional information concerning these and other factors that may impact future results is contained in our filings with the U.S. Securities and Exchange Commission, including our most recent Form 10-K and Quarterly Reports on Form 10-Q.

AVANOS MEDICAL, INC.
CONDENSED CONSOLIDATED INCOME STATEMENTS
(unaudited)
(in millions, except per share amounts)

	Three Months Ended December 31,			Year Ended December 31,
	2019	2018	Change	2019	2018	Change
Net Sales	$189.8	$169.9	11.7%	$697.6	$652.3	6.9%
Cost of products sold	80.1	69.5	15.3	295.4	261.4	13.0
Gross Profit	109.7	100.4	9.3	402.2	390.9	2.9
Research and development expenses	8.4	10.6	(20.8)	37.7	41.8	(9.8)
Selling and general expenses	103.6	87.9	17.9	399.1	340.4	17.2
Other expense, net	0.9	10.2	N.M.	21.1	8.2	N.M.
Operating (Loss) Income	(3.2)	(8.3)	(61.4)	(55.7)	0.5	N.M.
Interest income	1.0	2.4	N.M.	6.7	7.8	N.M.
Interest expense	(4.3)	(3.5)	22.9	(15.0)	(26.4)	(43.2)
Loss Before Income Taxes	(6.5)	(9.4)	(30.9)	(64.0)	(18.1)	N.M.
Income tax benefit	0.4	6.7	(94.0)	18.1	9.6	88.5
(Loss) Income from Continuing Operations	(6.1)	(2.7)	N.M.	(45.9)	(8.5)	N.M.
Income from discontinued operations, net of tax	—	0.5	N.M.	—	66.0	N.M.
Net (Loss) Income	$(6.1)	$(2.2)	N.M.	$(45.9)	$57.5	N.M.

Interest expense, net	3.3	1.1	200.0	8.3	18.6	(55.4)
Income tax (benefit) provision	(0.4)	(9.1)	N.M.	(18.1)	65.5	N.M.
Depreciation and amortization	11.3	9.0	25.6	36.9	33.5	10.1
EBITDA	$8.1	$(1.2)	N.M.	$(18.8)	$175.1	N.M.

Basic (Loss) Earnings Per Share
Continuing operations	$(0.13)	$(0.06)	N.M.	$(0.96)	$(0.18)	N.M.
Discontinued operations	—	0.01	(100.0)	—	1.40	(100.0)
Net income	$(0.13)	$(0.05)	N.M.	$(0.96)	$1.22	N.M.
Diluted (Loss) Earnings Per Share
Continuing operations	$(0.13)	$(0.06)	N.M.	$(0.96)	$(0.18)	N.M.
Discontinued operations	—	0.01	(100.0)	—	1.40	(100.0)
Net income	$(0.13)	$(0.05)	N.M.	$(0.96)	$1.22	N.M.

Common Shares Outstanding
Basic	47.7	47.4		47.6	47.2
Diluted	47.7	47.4		47.6	47.2

AVANOS MEDICAL, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions)

	Gross Profit
	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
As reported	$109.7	$100.4	$402.2	$390.9
Gross profit margin, as reported	57.8%	59.1%	57.7%	59.9%

Post divestiture restructuring and IT charges	0.7	0.7	2.9	2.4
Post divestiture transition charges	1.4	—	5.9	—
Acquisition and integration-related charges	0.1	—	0.1	0.4
Intangibles amortization	1.9	1.6	5.6	4.6

As adjusted non-GAAP	$113.8	$102.7	$416.7	$398.3
Gross profit margin, as adjusted	60.0%	60.4%	59.7%	61.1%

	Operating Profit
	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018(a)
As reported	$(3.2)	$(8.3)	$(55.7)	$0.5

Post divestiture restructuring and IT charges(b)	4.0	3.5	20.2	15.7
Post divestiture transition charges(c)(d)	13.2	10.2	56.3	9.2
Acquisition and integration-related charges	5.0	0.2	13.1	1.3
Litigation and legal(e)	1.1	9.0	22.5	15.6
Intangibles amortization	5.4	5.4	20.0	20.0

As adjusted non-GAAP	$25.5	$20.0	$76.4	$62.3
_________________________________

(a)	For the year ended December 31, 2018, operating profit includes $37.0 million of costs no longer allocated to the S&IP business.

(b)	Except for amounts impacting gross profit (see "Gross Profit" table), post divestiture restructuring and IT charges are included in "Selling and general expenses."

(c)
In the three months ended December 31, 2019, post divestiture transition charges includes $12.4 million of expense in "Selling and general expenses" and $0.6 million of expense in "Other expense, net." For the year ended December 31, 2019, post divestiture transition charges includes $53.1 million of expense in "Selling and general expenses" and $2.7 million in "Other expense, net."

(d)
In the three months ended December 31, 2018, post divestiture transition charges includes $9.6 million of expense in "Selling and general expenses" and $0.6 million in "Other expense, net." For the year ended December 31, 2018, post divestiture transition charges includes $16.7 million of expense in "Selling and general expenses" partially offset by $7.5 million, net, of income realized from transition services agreements, included in "Other expense, net."

(e)	Litigation and legal expenses are included in "Other expense, net."

AVANOS MEDICAL, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions)

	(Loss) Income Before Taxes
	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
As reported	$(6.5)	$(9.4)	$(64.0)	$(18.1)

Post divestiture restructuring and IT charges	4.0	3.5	20.2	15.7
Post divestiture transition charges	13.2	10.2	56.3	9.2
Term Loan B retirement loss	—	—	—	4.2
Acquisition and integration-related charges	5.0	0.2	13.1	1.3
Litigation and legal	1.1	9.0	22.5	15.6
Intangibles amortization	5.4	5.4	20.0	20.0

As adjusted non-GAAP	$22.2	$18.9	$68.1	$47.9

	Tax Benefit (Provision)
	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
As reported	$0.4	$6.7	$18.1	$9.6
Effective tax rate, as reported	6.2%	71.3%	28.3%	53.0%

Tax effects of adjusting items	(6.3)	(6.0)	(35.4)	(15.1)
Statutory tax reform	—	(3.9)	—	(3.9)

As adjusted non-GAAP	$(5.9)	$(3.2)	$(17.3)	$(9.4)
Effective tax rate, as adjusted	26.6%	16.9%	25.4%	19.6%

AVANOS MEDICAL, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions, except per share amounts)

	(Loss) Income from Continuing Operations
	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
As reported	$(6.1)	$(2.7)	$(45.9)	$(8.5)
Diluted EPS, as reported	$(0.13)	$(0.06)	$(0.96)	$(0.18)

Post divestiture restructuring and IT charges	4.0	3.5	20.2	15.7
Post divestiture transition charges	13.2	10.2	56.3	9.2
Term Loan B retirement loss	—	—	—	4.2
Acquisition and integration-related charges	5.0	0.2	13.1	1.3
Litigation and legal	1.1	9.0	22.5	15.6
Intangibles amortization	5.4	5.4	20.0	20.0
Statutory tax reform	—	(3.9)	—	(3.9)
Tax effects	(6.3)	(6.0)	(35.4)	(15.1)

As adjusted non-GAAP	$16.3	$15.7	$50.8	$38.5
Diluted EPS, as adjusted	$0.34	$0.33	$1.07	$0.82

	Income (Loss) from Discontinued Operations, net of tax
	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
As reported	$—	$0.5	$—	$66.0
Diluted EPS, as reported	$—	$0.01	$—	$1.40

Divestiture-related charges	—	—	—	12.9
Gain on Divestiture	—	(1.8)	—	(26.3)

As adjusted non-GAAP	$—	$(1.3)	$—	$52.6
Diluted EPS, as adjusted	$—	$(0.03)	$—	$1.11

AVANOS MEDICAL, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions, except per share amounts)

	Net (Loss) Income
	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
As reported	$(6.1)	$(2.2)	$(45.9)	$57.5
Diluted EPS, as reported	$(0.13)	$(0.05)	$(0.96)	$1.22

Post divestiture restructuring and IT charges	4.0	3.5	20.2	15.7
Post divestiture transition charges	13.2	10.2	56.3	9.2
Divestiture-related charges	—	—	—	12.9
Gain on Divestiture	—	(1.8)	—	(26.3)
Term Loan B retirement loss	—	—	—	4.2
Acquisition and integration-related charges	5.0	0.2	13.1	1.3
Litigation and legal	1.1	9.0	22.5	15.6
Intangibles amortization	5.4	5.4	20.0	20.0
Statutory tax reform	—	(3.9)	—	(3.9)
Tax effects	(6.3)	(6.0)	(35.4)	(15.1)

As adjusted non-GAAP	$16.3	$14.4	$50.8	$91.1
Diluted EPS, as adjusted	$0.34	$0.30	$1.07	$1.93

	EBITDA
	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
EBITDA, as reported	$8.1	$(1.2)	$(18.8)	$175.1

Post divestiture restructuring and IT charges	4.0	3.5	20.2	15.7
Post divestiture transition charges	13.2	10.2	56.3	9.2
Divestiture-related charges	—	—	—	17.4
Gain on Divestiture	—	—	—	(89.9)
Acquisition and integration-related charges	5.0	0.2	13.1	1.3
Litigation and legal	1.1	9.0	22.5	15.6

Adjusted EBITDA	$31.4	$21.7	$93.3	$144.4

AVANOS MEDICAL, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions, except per share amounts)

	Free Cash Flow
	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Cash (used in) provided by operating activities	$(2.9)	$(7.4)	$(74.5)	$(145.6)
Capital expenditures	(8.1)	(17.7)	(50.6)	(49.1)
Free Cash Flow	$(11.0)	$(25.1)	$(125.1)	$(194.7)

2020 OUTLOOK

	Estimated Range
Diluted earnings per share (GAAP)	$(0.14)	to	$0.23
Intangibles amortization	0.30	to	0.30
Restructuring and IT charges	0.15	to	0.10
Post Divestiture-related charges	0.18	to	0.14
Acquisition and integration expenses	0.34	to	0.31
Other	0.17	to	0.12
Adjusted diluted earnings per share (non-GAAP)	$1.00	to	$1.20

AVANOS MEDICAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in millions)

	As of December 31,
	2019	2018
ASSETS
Current Assets
Cash and cash equivalents	$205.3	$384.5
Accounts receivable, net of allowances	163.8	150.5
Inventories	145.9	121.4
Prepaid expenses and other current assets	23.5	57.2
Total Current Assets	538.5	713.6
Property, Plant and Equipment, net	184.5	154.1
Operating Lease Right of Use Assets	64.0	—
Goodwill	800.9	783.6
Other Intangible Assets, net	184.3	168.2
Deferred Tax Assets	16.1	6.3
Other Assets	11.3	7.6
TOTAL ASSETS	$1,799.6	$1,833.4

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Current portion of operating lease obligation	$14.7	$—
Trade accounts payable	83.0	169.9
Accrued expenses	114.8	94.4
Total Current Liabilities	212.5	264.3
Long-Term Debt	248.1	247.7
Operating Lease Obligation	62.6	—
Deferred Tax Liabilities	—	4.4
Other Long-Term Liabilities	11.2	19.8
TOTAL LIABILITIES	534.4	536.2
Stockholders’ Equity	1,265.2	1,297.2
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,799.6	$1,833.4

AVANOS MEDICAL, INC.
CONDENSED CONSOLIDATED CASH FLOW STATEMENTS
(unaudited)
(in millions)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Operating Activities
Net (loss) income	$(6.1)	$(2.2)	$(45.9)	$57.5
Depreciation and amortization	11.3	9.0	36.9	33.5
Net non-cash gain on Divestiture	—	—	—	(98.4)
Net loss on asset dispositions	0.1	0.2	0.6	1.5
Changes in operating assets and liabilities	5.5	(20.1)	(59.6)	(143.4)
Deferred income taxes and other	(13.7)	5.7	(6.5)	3.7
Cash (Used in) Provided by Operating Activities	(2.9)	(7.4)	(74.5)	(145.6)
Investing Activities
Capital expenditures	(8.1)	(17.7)	(50.6)	(49.1)
Acquisition of business, net of cash acquired	—	(0.1)	(57.5)	(65.7)
Proceeds from Divestiture	—	—	—	754.3
Proceeds from dispositions of property	—	—	—	—
Cash (Used in) Provided by Investing Activities	(8.1)	(17.8)	(108.1)	639.5
Financing Activities
Debt repayments	—	—	(0.2)	(339.0)
Debt issuance costs	—	(1.6)	—	(1.6)
Purchase of treasury stock	(0.2)	(0.3)	(3.6)	(0.9)
Proceeds from the exercise of stock options	0.1	0.3	5.3	17.1
Cash (Used in) Provided by Financing Activities	(0.1)	(1.6)	1.5	(324.4)
Effect of Exchange Rate Changes on Cash and Cash Equivalents	2.0	(0.5)	1.9	(4.7)
(Decrease) Increase in Cash and Cash Equivalents	(9.1)	(27.3)	(179.2)	164.8
Cash and Cash Equivalents - Beginning of Period	214.4	411.8	384.5	219.7
Cash and Cash Equivalents - End of Period	$205.3	$384.5	$205.3	$384.5

AVANOS MEDICAL, INC.
SELECTED BUSINESS AND PRODUCTS DATA
(unaudited)
(in millions)

	Three Months Ended December 31,			Year Ended December 31,
	2019	2018	Change	2019	2018	Change
Chronic care	$113.4	$98.2	15.5%	$413.7	$386.0	7.2%
Pain management	76.4	71.7	6.6	283.9	266.3	6.6
Total Net sales	$189.8	$169.9	11.7%	$697.6	$652.3	6.9%

	Total	Volume(a)	Pricing/Mix	Currency	Other(b)
Net Sales - percentage change - QTD	12%	12%	—%	—%	—%
Net Sales - percentage change - YTD	7%	8%	(1)%	—%	—%
_______________________________________________

(a)	For the quarter, volume includes incremental sales for NeoMed and Summit products. For the full-year, volume includes incremental sales for Game Ready, NeoMed, and Summit products.

(b)	Other includes rounding.